Exhibit 99.2

                            STATEMENT OF RISK FACTORS


We have a limited operating history on which to base an investment decision.

         Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as Internet-based services. To address these risks, we must, among other things, maintain and increase the customer base, maintain and develop relationships with suppliers of financial data and content, implement and successfully execute the business and marketing strategy, continue to develop and upgrade technology and systems, improve the web site, provide superior functionality for users, respond to competitive developments and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks. We have a limited operating history on which to base an evaluation of our business and prospects.


We anticipate negative cash flow in the near future.

         We intend to expend significant financial and management resources on brand development, marketing and promotion, web site development, strategic relationships, technology and operating infrastructure. As a result, we will incur losses and negative cash flow from operations. There can be no assurance that our revenues will increase or even continue at their current level or that we will achieve or maintain profitability or generate cash from operations in future periods. Our current and future expense levels are fixed to a large extent and are based on our proposed operating plans and estimates of future revenues. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. In view of the rapidly evolving nature of our business and the limited operating history, we are unable to accurately forecast its revenues.


Because of many factors, we believe our future operating results will be unpredictable.

         We expect to experience significant fluctuations in revenues due to a variety of factors, many of which are outside our control. These factors include:

         (i) Our ability to attract new investor relations customers at a steady rate;

         (ii) the ability to sell a second investor relations service and maintain customer satisfaction;

         (iii) the announcement or introduction of new sites, services and products and our competitors;


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         (iv)     price competition;

         (v) Our ability to upgrade and develop systems and infrastructure and attract new personnel in a timely and effective manner;

         (vi)     the level of traffic on our web sites;

         (vii) the failure to close or the termination of any strategic marketing alliances pursuant to which we have exposure to traffic on third-party web sites;

         (viii)   technical difficulties, system downtime or Internet brownouts;

         (ix) the failure of Internet bandwidth to increase significantly over time and/or an increase in the cost to consumers of obtaining or utilizing Internet bandwidth;

         (x) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and

         (xi) general economic conditions and economic conditions specific to the Internet sectors in which we operate.


We believe it is necessary to establish brand recognition which is difficult and costly.

         We believe that establishing, maintaining and enhancing Level Jump's and thestockpage.com's brand is a critical aspect of its efforts to attract and expand our online traffic. The growing number of Internet sites that offer competing products and services increase the importance of establishing and maintaining brand name recognition. Promotion of our brands will depend largely on successful advertising and public relations campaigns as well as providing a high quality online experience to users. In addition, to attract and retain online users and to promote and maintain our brands in response to competitive pressures, we may find it necessary to increase substantially its financial commitment to creating and maintaining a strong brand loyalty among users. If we are unable to provide high quality online services or otherwise fails to promote and maintain our brand, or if we incur excessive expenses in an attempt to promote and maintain its brand, our business, financial condition and results of operations would be materially adversely affected.


Although we intent to seek trademark and service mark protection and employ other intellectual property protections, these may not be adequate to protect our rights.

         We intend to register "Level Jump" and "thestockpage.com" as trademarks or service marks in the United States, Canada, Europe and other jurisdictions. We will actively protect and police the use of its service marks, trademarks, trade dress, trade secrets and similar intellectual property critical to our success. We rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners



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and others to protect our proprietary rights. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which Level Jump's services are made available online. There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights. In addition, it is possible that other parties will assert infringement claims against us. We are not currently aware of any legal proceedings relating to trademarks and proprietary rights pending against us.


We are dependent on our key personnel, and if they are unavailable to us, our business will be adversely affected.

         We are dependent upon the continuing services of Messrs. Landau, Roff, Scheschuk and Akselrod, the principal officers of our company. Without their services, the growth, progress, and overall success of our company will be adversely affected.


We will need to add new employees which may be difficult because of competition in our business segment is strong and which may unduly strain our current management resources.

         Our plan calls for expanded operations to grow the member base and number of investor relations clients. This is expected to place a significant strain on our managerial and operational resources. We will have to hire new employees in key managerial, technical and operations positions, all of whom require time to become fully integrated. To manage the expected growth of its operations and personnel, we will have to improve existing and implement new web development and database development tools and skills, operational and financial systems, procedures and controls, and to expand, train and manage a growing employee base, including its finance, administrative and operations staff. Our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. Management may not be able to hire, train, retain, motivate and manage required personnel. Our management may not be able to successfully identify, manage and exploit existing and potential market opportunities. If we are unable to manage growth effectively, our business, financial condition and results of operations will be materially adversely affected.


To the extent we acquire other operating businesses, we will encounter the risks of their proper assimilation, our ability to divide resources adequately and effectively control their operations.

         Our business plan requires a broadened scope and content of the financial portal and commercial services. We anticipate that some of this expansion will be through the acquisition of other businesses. Any acquisition will expose out company to a variety of risks including the following:

         (i) those associated with the assimilation of new operations, web sites and personnel;


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         (ii)     the diversion of resources from our existing businesses, web sites and technologies;

         (iii) the inability to generate revenues from new web sites sufficient to offset associated acquisition costs; and

         (iv) the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of any integration of new management personnel.

         Acquisitions may also result in additional expenses associated with amortization of acquired intangible assets or potential businesses. We may not be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. Its inability to overcome the risks could have a material adverse effect on our business, financial condition and results of operations.


We do not anticipate paying any dividends.

         We have not paid or declared any dividends. By reason of its present financial status and its contemplated financial requirements, we do not anticipate paying any dividends in the foreseeable future. The future payment of dividends by our company on its common stock rests within the sole discretion of the board of directors. Dividends will depend, on among other things, earnings, capital requirements and financial condition.


The year 2000 issue may have an impact on our business due to factors not under our control.

         We have evaluated the potential impact of the situation commonly referred to as the "Year 2000 Issue". The Year 2000 Issue concerns the inability of information systems, whether due to computer hardware or software, to properly recognize and process date sensitive information relating to the Year 2000 and beyond. To attempt to ensure that our computer systems will not be disrupted by the Year 2000 Issue, we developed a plan to assess, and to fix where necessary, any Year 2000 Issue with respect to our computer systems. We have completed our determination and repair efforts on our internal computer systems. We have sent correspondence to our Internet Service Provider and our supplier of financial data and information to determine their status with respect to the Year 2000 Issue. We do not currently have in place a contingency plan of action in the event that the failure by one or more third parties to make their computer systems Year 2000 Ready causes us to suffer material adverse effects. We will consider on an ongoing basis whether such a contingency plan should be developed.



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Because our business is dependant totally on the Internet, any failure of the
Internet will adversely impact our business.

         The increased use of the Internet for retrieving, sharing and transferring information between users and suppliers has only recently begun to develop. Our success will depend in large part on continued growth in, and use of, the Internet. Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of access, quality of service and bandwidth availability, remain unresolved and are likely to affect the development of the market for our services. Demand and market acceptance of the Internet are subject to a high level of uncertainty and are dependent on a number of factors, including the growth in consumer access to and acceptance of new interactive technologies, the development of technologies that facilitate interactive communication between organizations and targeted audiences and increases in user bandwidth.

         The recent growth in the use of the Internet has caused frequent periods of performance degradation, requiring the upgrade of routers and switches, telecommunications links and other components forming the infrastructure of the Internet by Internet Service Providers and other organizations with links to the Internet. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of Level Jump's services. By the year 2002, the number of devices equipped to tap into the Internet may rise to 320 million, up from 69 million in 1997, according to market researcher International Data Corp ("IDC"). Nearly 46 million people will be buying goods and services over the net, up from 4 million who do so now. A decade after that, IDC envisions 1 billion wired consumers. IBM researcher Steve
R. White expects 'flash crowds' to occur as more businesses mount widely publicized online sales and other events. Our ability to increase the speed with which it provides services to customers and to increase the scope of such services ultimately is limited by and reliant upon the speed and reliability of the networks operated by third parties. Consequently, the emergence and growth of the market for our services is dependent on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion.


Because we currently have only one site, we believe we have unique exposure from disruption on the Internet and from our service providers.

         Our success, in particular its ability to successfully accommodate members and provide high quality investor relations services, largely depends on the efficient and uninterrupted operation of its computer and communications systems. Substantially all of our development and management systems are located at its Toronto, Ontario facility. We contract with a local Internet Service Provider to host Level Jump's web site. The Internet Service Provider operates at a single location in Toronto, Ontario. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. We do not have a formal disaster recovery plan and does not carry sufficient business interruption insurance to compensate it for losses that may occur. Furthermore, there can be no assurance that either our security mechanisms or those of other suppliers will prevent security breaches or service breakdowns. Despite the implementation of security measures by us, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders.


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Because privacy is such a concern on the Internet, any breach of our members'
privacy will have an adverse effect on their willingness to use our web sites.

         Consumers worry about protecting the privacy of their personal information. Our sites may request that new members volunteer certain personal information upon entering the site. An action on the part of a member may trigger the gathering and creation of a member profile. Our customers and visitors may not be given the opportunity to block the gathering of information although, when they give it, they will be free to indicate how they would like that information to be used (for instance, whether we should restrict its use to internal purposes, whether it can be disseminated to external companies if specific conditions are met, or whether it can be widely disseminated).


There are many web sites with financial services of one kind or another, each of which offers competition to our services and which we must address.

         Financial portals are new, rapidly evolving and intensely competitive, and Level Jump expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch new web sites at a relatively low cost. In the online market, we compete with other financial portals that maintain sites that offer varying degrees of financial content and data as well as investment tools. Some popular vendors include Yahoo! Finance, Altavista Finance, Etrade, Microsoft Network Money Central, Financial Web, and The Stockgroup.

         We believe that the principal competitive factors in its market are brand recognition, financial services functionality, quality of site content, ease of site layout, convenience, speed and accessibility. Many of Level Jump's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us. In addition, larger, well-established and well-financed entities may acquire, invest in or form joint ventures with online competitors as the use of the Internet and other online services increases. Some of our competitors may be able to secure financial content from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, and devote substantially more resources to web site and systems development than us.

         In addition, companies that control access to the Internet through network access or web browsers could promote our competitors or charge us a substantial fee for inclusion in their service offerings. Increased competition may result in loss of both market share and brand recognition.


Our business is subject to rapid technological change which if we do not keep up with, we will suffer additional competition and may become obsolete.

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our web site. The online financial portal industry is characterized by rapid technological change, changes in user and customer preferences, frequent new product and service introductions and the



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emergence of new industry standards and practices. Any of these could render our existing web site and systems obsolete. Our success will depend on its ability to both license and internally develop leading technologies useful in its business, enhance its existing services, develop new services and technology that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. If we are unable to adapt in a timely manner to changing market conditions, user requirements or emerging industry standards, our business, financial condition and results of operations could be materially adversely affected.


If we are unable to obtain banner advertising or it is effectively filtered by users of the Internet, our revenues will suffer from the lack of advertiser appeal.

         Banner advertising, from which we expect to derive some of our revenue and a portion of our new customer leads, may not be an effective advertising method in the future. There can be no assurance that any other forms of Internet advertising will be developed or accepted by the market. Also, there can be no assurance that we will effectively make any required transition to the marketing and sale of other forms of online advertising. Moreover, "filter" software programs that limit advertising from being delivered from a web site are currently available. Failure to successfully develop alternative forms of online advertising or widespread adoption of filter software could have an adverse effect upon the Internet advertising market and our business, results of operations and financial condition.


If we are unable to develop a large number of members or a sufficient community of interest, our business will suffer.

         A key element of our business strategy is to generate a high volume of traffic to our web site. We seek members who register to use our site as well as desire to establish a community of persons who refer to our site. Our revenues depend on the number of members who use its web site to access the investment newsletters and the company profiles. Accordingly, the satisfactory performance, reliability and availability of our web sites, systems and network infrastructure are critical to our reputation and our ability to attract and retain members. Any systems interruptions that result in the unavailability of our web sites or co-branded partners would reduce the attractiveness of our product and service offerings. We have experienced periodic system interruptions, which we believe will continue to occur from time to time. We are continually enhancing and expanding its technology and systems, network infrastructure and other technologies to accommodate a substantial increase in the volume of traffic on our web sites. There can be no assurance that we will be successful in these efforts or that we will be able to accurately project the rate or timing of increases in the use of our web sites or timely expand and upgrade our systems and infrastructure to accommodate increases. In addition, there can be no assurance that additional network capacity will be available from third party suppliers as it is needed.


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In the future some of our services may be regulated by governmental entities which will impose an additional level of expense and heightened compliance requirements, any failure of which will subject us to fines or possible curtailment.

         We are not currently subject to direct regulation by any domestic or foreign governmental agency other than regulations applicable to businesses generally and laws or regulations directly applicable to the provision of investment services online. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online financial information and content may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of certain additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have an adverse effect on our business, financial condition and results of operations. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the Internet marketplace which could reduce demand for the our services or increase our cost of doing business.

         Many of the lines of business we are planning to enter are highly regulated by a variety of bodies in the U.S. including the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") for broker/dealers, the Federal Reserve, Office of the Comptroller of the Currency and State regulatory bodies for banks, and State regulatory bodies for insurance companies. Regulation required extensive and costly compliance with numerous rules and procedures and fiduciary duties to clients. Regulated companies can incur losses resulting from breaches of regulatory duties. Examples of losses and restrictions include:

o        Legal claims for misconduct by brokers

o        Revocation of licenses to do business for violation of rules

o Restrictions on the ability to grow business because of net capital requirements.


Our business will depend on providing timely, respected and accurate information. The failure to do this will result in traffic to our sites to diminish and impair our financial results.

         We believe that our future success will depend in part upon our ability to deliver original and compelling descriptive content about financial markets, industries and companies on the Internet. As a publisher of online content, we face potential liability for defamation, negligence, copyright, patent or trademark infringement or other claims based on the nature and content of materials that we publish or distribute. In the event we implement a greater



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level of interconnectivity on our site, we will not and cannot practically screen all of the content generated or accessed by users. Therefore we could be exposed to liability with respect to such content. Although we will carry general liability insurance, our insurance may not cover claims of these types or may not be adequate to indemnify us for all liability that may be imposed.




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